Exhibit 10.1

DRAFT FORM

CRR PROPERTY SERVICING AGREEMENT

by and between

WHEELING CONSUMER RATE RELIEF FUNDING LLC,

as Issuer

and

WHEELING POWER COMPANY

and

APPALACHIAN POWER COMPANY,

as Servicers

Dated as of [•], 20[•]

TABLE OF CONTENTS

i

EXHIBITS AND SCHEDULES

Exhibit A	Form of Monthly Servicers’ Certificate
Exhibit B	Form of Semi-Annual Servicers’ Certificate
Exhibit C-1	Form of Regulation AB Servicer’s Certificate (APCo Servicer)
Exhibit C-2	Form of Regulation AB Servicer’s Certificate (WPCo Servicer)
Exhibit D-1	Form of Certificate of Compliance of APCo Servicer
Exhibit D-2	Form of Certificate of Compliance of WPCo Servicer
[Exhibit E	Form of Notice of Remittance]
Schedule 4.01(a)	Expected Amortization Schedule

ANNEXES

Annex I	Servicing Procedures
Annex II	Initial Forecasted Load

ii

CRR PROPERTY SERVICING AGREEMENT

This CRR PROPERTY SERVICING AGREEMENT (this “Agreement”), dated as of [•], 20[•], is between WHEELING CONSUMER RATE RELIEF FUNDING LLC, a Delaware limited liability company, as issuer (the “Issuer”), and each of WHEELING POWER COMPANY, a West Virginia corporation (“WPCo”), and APPALACHIAN POWER COMPANY, a Virginia corporation (“APCo”), each as servicer (WPCo in such capacity, the “WPCo Servicer”, and APCo in such capacity, the “APCo Servicer”). The WPCo Servicer and APCo Servicer are collectively referred to herein as the “Servicers” and, individually, as a “Servicer”.

RECITALS

WHEREAS, pursuant to the Securitization Law and the Financing Order, WPCo, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain CRR Property created pursuant to the Securitization Law and the Financing Order described therein;

WHEREAS, in connection with its ownership of the CRR Property and in order to collect the associated CRR Charges, the Issuer desires to engage the Servicers to carry out the functions described herein and each of the Servicers desires to be so engaged;

WHEREAS, the Issuer desires to engage each Servicer to act on its behalf in obtaining True-Up Adjustments from the Commission and each Servicer desires to be so engaged;

WHEREAS, the CRR Charge Collections initially will be commingled with other funds collected by the Servicers;

WHEREAS, certain parties may have an interest in such commingled collections, and such parties have entered the CRR Property Intercreditor Agreement and the Receivables Intercreditor Agreement, each of which allows the applicable Servicer to allocate the collected, commingled funds according to each party’s interest; and

WHEREAS, the Financing Order calls for the Servicers to execute a servicing agreement with the Issuer pursuant to which the Servicers will be required, among other things, to impose and collect the CRR Charges for the benefit and account of the Issuer, to obtain True-Up Adjustments from the Commission as required or allowed by the Financing Order, and to account for and remit the CRR Charges to the Joint Collection Account in accordance with the remittance procedures contained hereunder and in the CRR Property Intercreditor Agreement without any charge, deduction or surcharge of any kind (other than the Servicing Fee).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer, U.S. Bank Trust Company, National Association, a national banking association, in its capacity as the indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, not individually but solely in its capacity as securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time (as from time to time supplemented or amended by the Series Supplement or indentures supplemental thereto, the “Indenture”).

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the terms “includes” and “including” shall mean “includes without limitation” and “including without limitation”, respectively.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e) Non-capitalized terms used herein which are defined in the Securitization Law shall, as the context requires, have the meanings assigned to such terms in the Securitization Law, but without giving effect to amendments to the Securitization Law after the date hereof which have a material adverse effect on the Issuer or the Holders.

ARTICLE II

APPOINTMENT AND AUTHORIZATION

SECTION 2.01. Appointment of Servicers; Acceptance of Appointment. The Issuer hereby appoints WPCo and APCo, and WPCo and APCo, as independent contractors, hereby accept such appointment, to each perform the obligations of a Servicer pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment of, and WPCo’s and APCo’s acceptance thereof, may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02. Authorization. With respect to all or any portion of the CRR Property, each Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission. The Issuer shall execute and deliver to each Servicer such documents as have been prepared by such Servicer for execution by the Issuer and shall furnish such Servicer with such other documents as may be in the Issuer’s possession, in each case as such Servicer may determine to be necessary or appropriate to enable such Servicer to carry out its servicing and other duties hereunder. Upon a Servicer’s written request, the Issuer shall furnish such Servicer with any powers of attorney or other documents necessary or appropriate to enable such Servicer to carry out its duties hereunder.

SECTION 2.03. Dominion and Control Over the CRR Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the CRR Property, and each Servicer, in accordance with the terms hereof, is acting solely as a servicing agent and custodian for the Issuer with respect to the CRR Property and the CRR Property Records. No Servicer shall take any action that is not authorized by this Agreement, that would contravene the Securitization Law, the Commission Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer or the Indenture Trustee (on behalf of the Secured Parties) in the CRR Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III

ROLE OF SERVICERS

SECTION 3.01. Duties of Servicers. The Servicers, as agents for the Issuer, shall have the following duties:

(a) Duties of Servicer Generally. The Servicers’ duties in general shall include:

(i) management, servicing and administration of the CRR Property;

(ii) obtaining meter reads, calculating usage, billing, collections and posting of all payments in respect of the CRR Property (including the CRR Charges);

(iii) responding to inquiries by Customers, the Commission, or any other Governmental Authority with respect to the CRR Property (including the CRR Charges);

(iv) delivering Bills to Customers;

(v) investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances;

(vi) furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies;

(vii) making all required filings with the Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests in, and the Indenture Trustee’s first priority Lien on and security interest in, the CRR Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on and security interest in all CRR Bond Collateral;

(viii) selling, as agents for the Issuer, as their interests may appear, defaulted or written off accounts in accordance with the applicable Servicer’s usual and customary practices;

(ix) taking all necessary action in connection with the True-Up Adjustments as set forth herein;

(x) ensuring that any and all tax surcharges or tax adjustments billed by it to Customers on account of the CRR Charges or which are otherwise included in CRR Charges are paid to the appropriate taxing authority; and

(xi) and performing such other duties as may be specified under the Financing Order to be performed by it;

provided that (1) WPCo Servicer shall be the primary Servicer responsible for performing, and the Issuer’s initial point of contact with respect to, the services in clauses (i) through (v), (viii), (x) and (xi) above with respect to WPCo Customers and (2) APCo Servicer shall be the primary Servicer responsible for performing, and the Issuer’s initial point of contact with respect to, the services in clauses (i) through (v), (viii), (x) and (xi) above with respect to APCo Customers.

Anything to the contrary notwithstanding, the duties of the Servicers set forth in this Agreement shall be qualified in their entirety by any Commission Regulations, the Financing Order, and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including without limitation, Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, each Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt-hour consumption and kilowatt demand.

(b) Reporting Functions.

(i) Monthly Servicers’ Certificate. On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day), beginning with [Month], 20[•], the Servicers shall jointly prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicers’ Certificate”) setting forth certain information relating to CRR Charge Payments received by the Servicers during the Collection Period corresponding to the immediately preceding month; provided, however, that for any month in which the Servicers are required to deliver a Semi-Annual Servicers’ Certificate pursuant to Section 4.01(c)(ii), the Servicers shall prepare and deliver the Monthly Servicers’ Certificate no later than the date of delivery of such Semi-Annual Servicers’ Certificate.

(ii) Notification of Laws and Regulations. Either Servicer shall promptly notify the Issuer, the Indenture Trustee and the Rating Agencies in writing, if such Servicer becomes aware of any Requirements of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii) Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, each Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of such Servicer, or any material information regarding the CRR Property to the extent it is reasonably available to such Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by such Servicer hereunder; provided, however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of any Servicer. In addition, so long as any of the Consumer Rate Relief Bonds are outstanding, each Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to such Servicer or reasonably obtainable by it without undue cost or burden that is necessary to calculate the CRR Charges applicable to each CRR Rate Class.

(iv) Preparation of Reports. The Servicers shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicers’ Certificate described in Section 4.01(c)(ii), the Annual Compliance Certificate and the Certificate of Compliance described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicers shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities laws or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicers’ Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicers’ Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicers shall (in their separate capacities as Servicers) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicers’ signatures are required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c) Opinions of Counsel. The Servicers shall obtain on behalf of the Issuer and deliver to the Issuer and to the Indenture Trustee:

(i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Commission, the Virginia State Corporation Commission and the West Virginia Secretary of State and all filings pursuant to the UCC, that are necessary under the UCC and the Securitization Law to preserve, protect and perfect the Liens and security interest of the Indenture Trustee in the CRR Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii) no later than March 31 of each calendar year (beginning with the calendar year beginning January 1, 202[•]), an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission or the West Virginia Secretary of State pursuant to the Securitization Law and the Financing Order and any financing statements and continuation statements as are necessary to maintain the Lien and the first priority perfected security interest created by the Indenture and reciting the details of such action or (B) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the Commission, the Delaware Secretary of State, the Virginia State Corporation Commission or the West Virginia Secretary of State, financing statements and continuation statements that will, in the opinion of such counsel, be required within the twelve-month period following the date of such opinion to maintain the Lien and the first priority perfected security interest created by the Indenture and the Series Supplement.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve, protect and perfect such Liens. The costs of such Opinions of Counsel, are out-of-pocket costs of the Servicers which shall be Reimbursable Servicer Expenses reimbursable under the Indenture as Ongoing Financing Costs.

SECTION 3.02. Servicing and Maintenance Standards. On behalf of the Issuer, each Servicer shall:

(a) manage, service, administer and make collections in respect of the CRR Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable Commission Regulations, using the same degree of care and diligence that such Servicer exercises with respect to similar assets for its own account and, if applicable, for others;

(b) follow customary standards, policies and procedures for the electric transmission and distribution industry in West Virginia in performing its duties as a Servicer;

(c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the CRR Property and to bill and collect the CRR Charges;

(d) comply with all Requirements of Law, including all applicable Commission Regulations and guidelines, applicable to and binding on it relating to the CRR Property;

(e) file all Commission notices described in the Securitization Law and file and maintain the effectiveness of UCC financing statements with respect to the CRR Property, and

(f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the CRR Bond Collateral remains perfected and of first priority.

Each Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the CRR Property, which, in such Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03. Annual Reports on Compliance with Regulation AB.

(a) The Servicers shall each deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year, beginning March 31, 202[•], or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from Responsible Officers of the Servicers (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Annual Compliance Certificate”), which may be in the form attached hereto as Exhibit C-1 (with respect to the APCo Servicer) or Exhibit C-2 (with respect to the WPCo Servicer), and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”), which may be in the form attached hereto as Exhibit D-1 (with respect to the APCo Servicer) or Exhibit D-2 (with respect to the WPCo Servicer), in each case, with such changes as may be required to conform to the applicable securities law.

(b) The Servicers shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB (or any successor item or rule) to the extent required in connection with the filing of the annual report on Form 10-K referred to above; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicers’ duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c) The WPCo Servicer, in its capacity as Sponsor, shall post on its website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor. Except to the extent permitted by applicable law, the WPCo Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Sponsor with the SEC as described in this Section 3.03(c). The covenants of the WPCo Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the WPCo Servicer as a Servicer hereunder.

SECTION 3.04. Annual Report by Independent Registered Public Accountants.

(a) The Servicers shall cause a firm of Independent registered public accountants (which may provide other services to any Servicer or the Seller) to prepare annually, and the Servicers shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (i) March 31 of each year, beginning March 31, 202[•], or (ii) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicers (the “Annual Accountant’s Report”) to the effect that such firm has performed certain procedures, agreed between the Servicers and such accountants, in connection with the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding calendar year (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 20[•], the period of time from the date of this Agreement until December 31, 20[•]), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, identifying the results of such procedures and including any exceptions noted. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the written direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b) The Annual Accountant’s Report delivered pursuant to Section 3.04(a) above shall also indicate that the accounting firm providing such report is independent of the Servicers in accordance with the rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.

(c) The costs of the Annual Accountant’s Report shall be Reimbursable Servicer Expenses reimbursable as an Operating Expense under the Indenture.

SECTION 3.05. Monitoring of Third-Party Collectors. From time to time, until the Retirement of the WPCo CRR Bonds, each Servicer shall, in accordance with the Servicing Standard, take all actions with respect to Third-Party Collectors required to be taken by such Servicer as set forth, if applicable, in any agreement with such Servicer, the Financing Order, Tariff, other tariffs and any Commission Regulations in effect from time to time and implement such additional procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors in connection with CRR Charges are properly enforced in accordance with, if applicable, the terms of any agreement with the Servicer, the Financing Order, Tariff, other tariffs and any Commission Regulations in effect from time to time. Such procedures and policies shall include the following:

(a) Maintenance of Records and Information. In addition to any actions required by the Financing Order, the Tariff, Commission Regulations or other applicable law, each Servicer shall, with respect to WPCo Customers (in the case of WPCo Servicer) or APCo Customers (in the case of APCo Servicer):

(i) maintain adequate records for promptly identifying and contacting each Third-Party Collector;

(ii) maintain records of end-user Customers which are billed by Third-Party Collectors to permit prompt transfer of billing responsibilities in the event of default by such Third-Party Collectors;

(iii) maintain adequate records for enforcing compliance by all Third-Party Collectors with their obligations with respect to CRR Charges, including compliance with all Remittance Requirements; and

(iv) provide to each Third-Party Collector such information necessary for such Third-Party Collector to confirm the Servicer’s calculation of CRR Charges and remittances, including, if applicable, charge-off amounts.

If there are any Third-Party Collectors, the Servicer utilizing such Third-Party Collectors shall update the records described above in this Section 3.05(a) no less frequently than quarterly.

(b) Credit and Collection Policies. Each Servicer shall, to the fullest extent permitted under the Financing Order, impose such terms with respect to credit and collection policies applicable to Third-Party Collectors as may be reasonably necessary to prevent the then-current rating of the Consumer Rate Relief Bonds from being downgraded, withdrawn or suspended. Such Servicer shall, in accordance with and to the extent permitted by the Securitization Law, applicable Commission Regulations and the terms of the Financing Order, include and impose the above-described terms in any tariffs filed under the Securitization Law which would allow other utilities to issue single bills which include CRR Charges to WPCo Customers (in the case of WPCo Servicer) or APCo Customers (in the case of APCo Servicer).

(c) Affiliated Third-Party Collectors. In performing its obligations under this Section 3.05, each Servicer shall deal with any Third-Party Collectors which are Affiliates of such Servicer on terms which are no more favorable in the aggregate to such affiliated Third-Party Collector than those used by such Servicer in its dealings with Third-Party Collectors that are not Affiliates of such Servicer.

SECTION 3.06. Joint Responsibility; WPCo Servicer Authority to Act. Unless otherwise expressly stated in this Agreement, the Servicers shall act jointly in performing their obligations and exercising their rights under this Agreement, and shall be jointly and severally liable for any Servicer Default. However, if the Servicers fail to agree on joint action, take conflicting actions or issue conflicting instructions performing their obligations under this Agreement, then WPCo Servicer shall have the authority and responsibility to act on behalf of both Servicers for such matter. APCo Servicer hereby consents to and authorizes WPCo Servicer to act on APCo Servicer’s behalf, and appoints WPCo Servicer as its agent with full authority to make decisions and take actions on its behalf hereunder, for such matter.

ARTICLE IV

SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01. True-Up Adjustments. From time to time, until the Retirement of the WPCo CRR Bonds, the Servicers shall identify the need for Annual True-Up Adjustments, Nonstandard True-up Adjustments, Mandatory Interim True-Up Adjustments and Additional Interim True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a) Expected Amortization Schedule. The Expected Amortization Schedule for the Consumer Rate Relief Bonds is attached hereto as Schedule 4.01(a).

(b) True-Up Adjustments.

(i) Annual True-Up Adjustments and Filings. Each year no later than fifteen (15) days prior to the first billing cycle of [insert month of Closing Date] the Servicers shall jointly (or, in the absence of joint action, WPCo Servicer shall): (A) update the data and assumptions underlying the calculation of the WPCo Issuer Share of Joint CRR Charges, including projected electricity usage during the next Calculation Period for each CRR Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the Weighted Average Days Outstanding and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the WPCo Issuer Share of Joint CRR Charges to be allocated to each CRR Rate Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and any other tariffs filed pursuant thereto and in doing so the Servicers shall use the method of allocating WPCo Issuer Share of Joint CRR Charges then in effect, including as applicable, the result of the implementation of the most recent Nonstandard True-Up Adjustment; (D) determine the adjusted CRR Charge and Joint CRR Charge Rate for each CRR Rate Class in accordance with the CRR Property Intercreditor Agreement; (E) make all required public notices and other filings with the Commission to reflect the revised CRR Charges, including any Amendatory Schedule, and (F) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order. The Servicers shall implement the revised CRR Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual True-Up Adjustment Date.

(ii) Nonstandard True-Up Adjustments and Filings.

(A) In the event that a Load Trigger Event occurs or the Servicers otherwise jointly determine that a Nonstandard True-Up Adjustment is required as a result of significant changes from historical conditions of operation, such as the addition or loss of significant electric load or a merger of WPCo or APCo with another utility and a resulting expansion of WPCo’s or APCo’s customer base, the Servicers shall promptly (A) recalculate the WPCo Issuer Share of Joint CRR Charges to reallocate the WPCo Issuer Share of Joint CRR Charges among CRR Revenue Groups in accordance with the procedures for Nonstandard True-Up Adjustments set forth in the Financing Order; (B) initiate a proceeding with the Commission to determine new allocation factors and make all required public notices and other filings with the Commission to implement the revised WPCo Issuer Share of Joint CRR Charges and the revised CRR Charges in accordance with the CRR Property Intercreditor Agreement in a timely manner, including the filing of any revised Amendatory Schedule necessary to begin the billing of such revised CRR Charges; and (C) take all reasonable actions and make all reasonable efforts to effect such Nonstandard True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order. The Servicers shall implement the revised CRR Charges, if any, resulting from such Nonstandard True-Up Adjustment on the Nonstandard True-Up Adjustment Date. For the avoidance of doubt, no Annual True-Up Adjustment or Interim True-Up Adjustment shall be considered a Nonstandard True-Up Adjustment solely because CRR Charges are allocated under such Annual True-Up Adjustment or Interim True-Up Adjustment in the same manner as in a preceding Nonstandard True-Up Adjustment.

(B) For purposes hereof:

“Load Trigger Event” means if WPCo and APCo collectively experience or project an increase or decrease in the consumption of electricity for one or more CRR Revenue Groups for the upcoming Calculation Period of 10% or more (calculated by comparing the difference between the revised forecasted load and the Threshold Forecasted Load).

“Threshold Forecasted Load” means, with respect to a CRR Revenue Group, (a) prior to the implementation of the first Nonstandard True-Up Adjustment, the “Initial Forecasted Load” for such CRR Revenue Group specified on Annex II and (b) thereafter, the revised forecasted load for such CRR Revenue Group that triggered, and was filed with the Commission as part of, the immediately prior Nonstandard True-Up Adjustment.

(iii) Mandatory Interim True-Up Adjustments and Filings. Within the 30-day period ending on [insert month] of each year, commencing [insert date] and, beginning 12 months prior to the Scheduled Final Payment Date for the last maturing tranche of Consumer Rate Relief Bonds, within 30 days of the dates which are 12 months, nine months, six months and three months prior to the Scheduled Final Payment Date for the last maturing tranche and each three month period thereafter until the Retirement of the WPCo CRR Bonds, the Servicers shall (A) update the data and assumptions underlying the calculation of the WPCo Issuer Share of Joint CRR Charges, including projected electricity usage during the next Calculation Period for each CRR Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; and (C) based upon such updated data and requirements, project whether existing and projected CRR Charge Collections, taking into account the APCo Issuer Share of Joint CRR Charges, together with available fund balances in the Excess Funds Subaccount, will be sufficient, (i) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Outstanding Tranche of Consumer Rate Relief Bonds during such Calculation Period and (ii) to pay other Ongoing Financing Costs on a timely basis and to maintain the Capital Subaccount at the Required Capital Level; provided, that in the case of any Mandatory Interim True-up Adjustment following the Scheduled Final Payment Date for the last maturing tranche of any Consumer Rate Relief Bonds, the True-Up Adjustment will be calculated to ensure that the CRR Charges are sufficient to pay the Consumer Rate Relief Bonds in full on the next Scheduled Payment Date. If the Servicers determine that CRR Charges will not be sufficient for such purposes, the Servicers shall, no later than fifteen (15) days prior to the end of each such thirty (30) day period (1) determine the CRR Charges to be allocated to each CRR Rate Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Financing Order and the Tariff, and in doing so the Servicers shall use the method of allocating CRR Charges then in effect, including as applicable, the result of the implementation of the most recent Nonstandard True-Up Adjustment; (2) make all required public notices and other filings with the Commission to reflect the revised CRR Charges, including any Amendatory Schedule; and (3) take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order.

(iv) Additional Interim True-Up Adjustments and Filings. In addition to the True-Up Adjustments described above in Sections 4.01(b)(i), (ii) and (iii), the Servicers may implement an Additional Interim True-Up Adjustment (in the same manner as provided for the Mandatory Interim True-Up Adjustments) at any time if the Servicers forecast that CRR Charge Collections during the current or next succeeding Calculation Period will be insufficient (a) to make all scheduled payments of Periodic Principal and interest due in respect of the Consumer Rate Relief Bonds on a timely basis during such Calculation Period, (b) to pay other Ongoing Financing Costs on a timely basis and (c) to replenish any draws upon the Capital Subaccount.

(v) Further True-Up Adjustment Calculation Considerations. The following will be considered with respect to each type of True-Up Adjustment: (i) with respect to any Standard True-Up Adjustment, in the event that any WPCo Issuer Share of Joint CRR Charges cannot be allocated to a given CRR Rate Class, such WPCo Issuer Share of Joint CRR Charges shall be re-allocated as part of the Standard True-Up Adjustment to the remaining CRR Rate Classes within the given CRR Revenue Group, using the same ratable allocation to the CRR Rate Classes within such CRR Revenue Group excluding the CRR Rate Class for which allocation is no longer feasible and (ii) once a Nonstandard True-Up Adjustment has become effective, the modified allocation percentages set forth therein shall remain effective for all future Standard True-Up Adjustment filings unless and until a subsequent Nonstandard True-Up Adjustment is initiated.

(c) Reports.

(i) Notification of Amendatory Schedule Filings and True-Up Adjustments. Whenever each Servicer files an Amendatory Schedule with the Commission or implements revised CRR Charges with notice to the Commission without filing an Amendatory Schedule if permitted by the Financing Order, such Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in such Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Schedule or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised CRR Charges are not implemented and effective on the applicable date set forth herein, such Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date. On the same day that the Servicers file for a Standard True-Up Adjustment or Nonstandard True-Up Adjustment, but only if the adjustment would result in an increase to the amount of the CRR Charges, each Servicer will give public notice through publication of a Class I legal advertisement in Kanawha County as required under Section 24-2-4h(k)(2) of the Securitization Law. A Servicer’s failure to publish such notice, however, shall not affect the validity or collectability of the CRR Charges.

(ii) Semi-Annual Servicers’ Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicers shall jointly (or, in the absence of joint action, WPCo Servicer shall) deliver a draft of a written report substantially in the form of Exhibit B hereto (the “Semi-Annual Servicers’ Certificate”) to the Issuer and the Indenture Trustee which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Consumer Rate Relief Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(a)

the starting Joint Collection Account balance as of the immediately preceding Payment Date, the transfers into and out of the Joint Collection Account during the applicable period, the projected ending Joint Collection Account balance as of the applicable Payment Date, the General Subaccount balance as of the immediately preceding payment date, the transfers between the Joint Collection and the General Subaccount during the applicable period, Investment Earnings on the Payment Account and the projected Payment Account balance as of the applicable Payment Date;

(b)	The amount on deposit in the Capital Subaccount and the Excess Funds Subaccount and the amount required to be on deposit in the Capital Subaccount as of the immediately preceding Payment Date;

(c)	the amount of the payment to Holders allocable to principal, if any;

(d)	the amount of the payment to Holders allocable to interest;

(e)	the aggregate Outstanding Amount of the Consumer Rate Relief Bonds, before and after giving effect to any payments allocated to principal reported under clause (c) above;

(f)	the difference, if any, between the amount specified in clause (e) above and the Outstanding Amount specified in the Expected Amortization Schedule;

(g)	any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicers; and

(h)	the projected amounts on deposit in the Payment Account, the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

On or prior to each Payment Date or Special Payment Date, the Servicers shall deliver the final Semi-Annual Service’s Certificate to the Issuer, the Indenture Trustee and the Rating Agencies.

(iii) Reports to Customers.

(A) After each revised CRR Charge has gone into effect pursuant to a True-Up Adjustment, the Servicers shall, to the extent and in the manner and time frame required by the Financing Order or any applicable Commission Regulations, cause to be prepared and delivered to Customers any required notices announcing such revised CRR Charges.

(B) Each Servicer shall comply with the requirements of the Financing Order with respect to the filing of the CRR Rate Schedule for such Servicer to ensure that the CRR Charges are separate and apart from such Servicer’s other charges and appear as a separate line item on the Bills sent to WPCo Customers (in the case of WPCo Servicer) or APCo Customers (in the case of APCo Servicer). In addition, at least once each year (if such explanation is not already included on prior Bills during the applicable year), in accordance with the Securitization Law each Servicer shall cause to be prepared and delivered to WPCo Customers (in the case of WPCo Servicer) or APCo Customers (in the case of APCo Servicer) a “plain-English” explanation of the CRR Property, the CRR Charges and the CRR Rate Schedule, including that the CRR Property and the WPCo Issuer Share of Joint CRR Charges are owned by the Issuer and not the Seller. Such explanation shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as such Servicer may from time to time use to communicate with its applicable Customers.

SECTION 4.02. Limitation of Liability. (a) The Issuer and the Servicers expressly agree and acknowledge that:

(i) In connection with any True-Up Adjustment, each Servicer is acting solely in its capacity as a servicing agent hereunder.

(ii) None of the Servicers, the Issuer or the Indenture Trustee shall be responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from a Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by a Servicer of its duties under this Agreement that materially and adversely affects the CRR Property or the True-Up Adjustments), by the Commission in any way related to the CRR Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised CRR Charges and the scheduled adjustments thereto.

(iii) Except to the extent that a Servicer is liable under Section 6.02, such Servicer shall have no liability whatsoever relating to the calculation of any revised CRR Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy or demand usage volume and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer, so long as such Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall such Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Consumer Rate Relief Bond generally.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve a Servicer of liability under Section 6.02 for any misrepresentation by such Servicer under Section 6.01 or for any breach by such Servicer of its other obligations under this Agreement.

ARTICLE V

THE CRR PROPERTY

SECTION 5.01. Custody of CRR Property Records. To assure uniform quality in servicing the CRR Property and to reduce administrative costs, the Issuer hereby revocably appoints each Servicer, and each Servicer hereby accepts such appointment, to act as an agent of the Issuer, each as a custodian of any and all documents and records relating to the CRR Property, including copies of the Financing Order, Issuance Advice Letter, and Amendatory Schedules relating thereto and all documents filed with the Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “CRR Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all CRR Property.

SECTION 5.02. Duties of Servicer as Custodian.

(a) Safekeeping. Each Servicer shall hold the CRR Property Records with respect to WPCo Customers (in the case of WPCo Servicer) or APCo Customers (in the case of APCo Servicer) on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the CRR Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as a custodian, each Servicer shall act with reasonable care, using that degree of care and diligence that such Servicer exercises with respect to comparable assets that such Servicer services for itself or, if applicable, for others. Such Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any material failure on its part to hold the applicable CRR Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the CRR Property Records. Each Servicer’s duties to hold the applicable CRR Property Records set forth in this Section 5.02, to the extent such CRR Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of (i) the date on which such Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) the first date on which no Consumer Rate Relief Bonds are Outstanding.

(b) Maintenance of and Access to Records. The Servicers shall maintain the CRR Property Records at 1 Riverside Plaza, Columbus, Ohio 43215 or 200 Association Drive, 02, Charleston, West Virginia 25311, or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least thirty (30) days prior to any change in location. Each Servicer shall make available, as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the applicable CRR Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with such Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of each Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of such Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c) Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, each Servicer shall release any CRR Property Records it holds to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of such Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of such Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d) Defending CRR Property Against Claims. The Servicers, on behalf of the Issuer and the Holders, shall institute any action or proceeding reasonably necessary to compel performance by the Commission or the State of West Virginia under the Securitization Law or the Financing Order with respect to the CRR Property; provided, however, that in circumstances in which the servicing procedures set out in Annex I apply, the provisions of this undertaking do not require any Servicer to act in a manner different from the manner that the servicing procedures require. The Servicers agree to take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of, judicial invalidation of, or supplement to, the Securitization Law or the Financing Order which would be detrimental to the interests of the Holders or which would cause an impairment of the rights of the Issuer or the Holders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of either Servicer’s electric distribution facilities in the State of West Virginia, including upon the expiration of any franchise agreement applicable to a Servicer’s operations in the State of West Virginia, such Servicer shall assert that that the court ordering such condemnation must treat such municipality as a successor to such Servicer under the Securitization Law and the Financing Order and that Customers in such municipalities remain responsible for payment of CRR Charges. The costs of any action described in this Section 5.02(d) shall be Reimbursable Servicer Expenses payable from CRR Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the terms of Section 8.02(e) of the Indenture. The Servicers’ obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture; provided that the Servicers shall only be obligated to institute and maintain such action or proceedings if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section 8.02 of the Indenture, and is not required to advance its own funds to satisfy such obligations.

(e) Additional Litigation to Defend CRR Property. In addition to its obligations under Section 5.02(d), the Servicers shall, at their own expense, institute any action or proceeding necessary to compel performance by the Commission or the State of West Virginia of any of their respective obligations or duties under the Securitization Law or the Financing Order with respect to the CRR Property, and to compel performance by applicable parties under the Tariff or any agreement with a Servicer entered into pursuant to the Tariff. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of WPCo’s or APCo’s electric distribution facilities, the Servicers shall assert that the court ordering such condemnation must treat such municipality as a “Successor” to WPCo or APCo, as applicable, under, and as defined in, the Securitization Law and Financing Order and as a “Jurisdictional Successor” as defined herein.

SECTION 5.03. Custodian’s Indemnification. Each Servicer as a custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any grossly negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the CRR Property Records; provided, however, that no Servicer shall be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

SECTION 5.04. Effective Period and Termination. Each Servicer’s appointment as a custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If such Servicer shall resign as a Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of such Servicer shall have been terminated under Section 7.01, the appointment of such Servicer as a custodian shall be terminated effective as of the date on which the termination or resignation of such Servicer is effective. Additionally, if not sooner terminated as provided above, such Servicer’s obligations as a custodian shall terminate one year and one day after the date on which no Consumer Rate Relief Bonds are Outstanding.

ARTICLE VI

THE SERVICERS

SECTION 6.01. Representations and Warranties of the Servicers. The Servicers make the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the CRR Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of the CRR Property to the Issuer pursuant to the Sale Agreement and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing.

(i) WPCo is duly organized and validly existing and is in good standing under the laws of the State of West Virginia, with the requisite corporate or other power and authority to own its properties as such properties are owned on the Closing Date and to conduct its business as such business is conducted by it on the Closing Date, and to execute, deliver and carry out the terms of this Agreement and the Intercreditor Agreements, and had at all relevant times, and has, the requisite power, authority and legal right to service the CRR Property and to hold the CRR Property Records as custodian.

(ii) APCo is duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia and is in good standing under the laws of the State of West Virginia, with the requisite corporate or other power and authority to own its properties as such properties are owned on the Closing Date and to conduct its business as such business is conducted by it on the Closing Date, and to execute, deliver and carry out the terms of this Agreement and the Intercreditor Agreements, and had at all relevant times, and has, the requisite power, authority and legal right to service the CRR Property and to hold the CRR Property Records as custodian.

(b) Due Qualification. Each Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the CRR Property as required by this Agreement and the Intercreditor Agreements) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on such Servicer’s business, operations, assets, revenues or properties or to its servicing of the CRR Property).

(c) Power and Authority. The execution, delivery and performance of this Agreement and the Intercreditor Agreements have been duly authorized by all necessary action on the part of each Servicer under each such Servicer’s respective organizational or governing documents and laws.

(d) Binding Obligation. Each of this Agreement and each Intercreditor Agreement constitutes a legal, valid and binding obligation of each Servicer enforceable against the Servicers in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the Intercreditor Agreements and the fulfillment of the terms of each such transaction will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of WPCo Servicer or APCo Servicer as the case may be, or any indenture or other agreement or instrument to which WPCo Servicer or APCo Servicer as the case may be, is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien or security interest that may be granted under the Basic Documents or any Lien created pursuant to Section 24-2-4h(o) of the Securitization Law); nor violate any existing law or any existing order, rule or regulation applicable to WPCo Servicer or APCo Servicer as the case may be, of any Governmental Authority having jurisdiction over such Servicer or its properties.

(f) No Proceedings. There are no proceedings pending and, to the knowledge of WPCo Servicer and APCo Servicer as the case may be, there are (x) no proceedings threatened, and (y) no investigations pending or threatened, in each case before any Governmental Authority having jurisdiction over WPCo Servicer, APCo Servicer or their respective properties involving or relating to WPCo Servicer, APCo Servicer or the Issuer or, to the knowledge of WPCo Servicer or APCo Servicer as the case may be, any other Person: (i) asserting the invalidity of this Agreement or the Intercreditor Agreements or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Consumer Rate Relief Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by WPCo Servicer or APCo Servicer, as the case may be, of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Consumer Rate Relief Bonds or (iv) seeking to adversely affect the U.S. federal income tax or state income or franchise tax classification of the Consumer Rate Relief Bonds as debt.

(g) Approvals. No governmental approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by WPCo Servicer or APCo Servicer, as the case may be, of this Agreement or the Intercreditor Agreements, the performance by WPCo Servicer or APCo Servicer, as the case may be, of the transactions contemplated hereby or thereby or the fulfillment by WPCo Servicer or APCo Servicer as the case may be, of the terms of each, except those that have been obtained or made, those that the Servicers are required to make in the future pursuant to this Agreement or the Financing Order and those that the Servicers may need to file in the future to continue the effectiveness of any financing statement filed under the Securitization Law or the UCC.

(h) Reports and Certificates. Each report and certificate delivered in connection with the Issuance Advice Letter or delivered in connection with any filing made to the Commission by a Servicer on behalf of the Issuer with respect to the CRR Charges or True-Up Adjustments will constitute a representation and warranty by such Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of such Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to such Servicer on the date such report or certificate is delivered).

SECTION 6.02. Indemnities of the Servicers; Release of Claims.

(a) Each Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by such Servicer under this Agreement.

(b) Each Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and any Independent Manager, and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) such Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement and the Intercreditor Agreements, (ii) such Servicer’s breach in any material respects of any of its representations and warranties contained in this Agreement or the Intercreditor Agreements that results in a Servicer Default, or (iii) any litigation or related expenses relating to such Servicer’s status or obligations as a Servicer (other than any proceeding such Servicer is required to institute under this Agreement), in each case, except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith, recklessness or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(c) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of WPCo Servicer or APCo Servicer (or any successor to either of the foregoing pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to still be a Servicer until the appointment of a successor Servicer pursuant to Section 7.02.

(d) Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and the reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

(e) Except to the extent expressly provided in this Agreement or the other Basic Documents (including either Servicer’s claims with respect to (i) the Servicing Fee, (ii) reimbursement for Reimbursable Servicer Expenses, (iii) reimbursement for any Excess Remittance, (iv) reimbursement for costs incurred pursuant to Section 5.02(d) and (v) the payment of the purchase price of CRR Property), each Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which such Servicer, in its capacity as a Servicer or otherwise, shall or may have against any such Person relating to the CRR Property or such Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(f) No Servicer shall be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the written consent of such Servicer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, for which indemnification by a Servicer under this Agreement shall apply, such Indemnified Person shall, if a claim in respect thereof is to be made against a Servicer under this Section 6.02, notify a Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify such Servicer shall relieve such Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that such Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, each Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation where it is a party or a subject as the case may be (in which case such Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding any Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and such Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and such Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to such Servicer, (ii) such Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) each Servicer shall authorize the Indemnified Person to employ one separate counsel (plus one local counsel) at the expense of such Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicers shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(g) The Servicers shall credit the WPCo Customers (in the case of WPCo Servicer) or APCo Customers (in the case of APCo Servicer) to the extent there is any increase in the Servicing Fee that becomes payable pursuant to Section 6.06 as a result of a Servicer Default resulting from a Servicer’s willful misconduct, bad faith or negligence in performance of its duties or obligations and duties under this Agreement or the Servicer’s failure to remit any required payment of CRR Charge Collections; provided, however, that any credit to Customers shall not impact the CRR Charges or the CRR Property. Each Servicer’s obligation to credit Customers will survive the termination of this Agreement. The requirement to credit customers set forth in this paragraph may be enforced by the Commission but is not enforceable by any Customer.

SECTION 6.03. Binding Effect of Servicing Obligations. The obligations to continue to provide service and to collect and account for CRR Charges will be binding upon each Servicer, any Jurisdictional Successor of such Servicer, and any other entity that provides transmission and distribution services or direct wire services to a Person that is an WPCo Customer (in the case of WPCo Servicer) or APCo Servicer (in the case of APCo Servicer) so long as the Consumer Rate Relief Bonds are Outstanding. Any Person:

(a) into which a Servicer may be merged, converted or consolidated (by operation of law or otherwise) and which is a Jurisdictional Successor,

(b) that may result from any merger, conversion or consolidation to which a Servicer shall be a party and which is a Jurisdictional Successor,

(c) that may succeed to the properties and assets of a Servicer in the State of West Virginia substantially as a whole and which is a Jurisdictional Successor, or

(d) which is the successor entity resulting from the division of a Servicer into two or more Persons,

(e) which otherwise is a Jurisdictional Successor to a Servicer; and

which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of a Servicer hereunder and of a “Servicer” under, and as defined in, the APCo Issuer Servicing Agreement, shall be the successor to such Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:

(i) immediately after giving effect to such transaction, the representations and warranties made by such successor Servicer pursuant to Section 6.01 shall be true and correct in all material respects and no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,

(ii) such successor Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger, division or succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

(iii) such successor Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from external counsel of such Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Securitization Law and the UCC, have been executed (if applicable) and filed and are in full force and effect that are necessary to preserve, protect and perfect the priority of the interests of the Issuer and the Liens of the Indenture Trustee in the CRR Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests,

(iv) such Servicer shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the Commission an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material U.S. federal income tax consequence to the Issuer or the Holders of Consumer Rate Relief Bonds, and

(v) the Servicers shall have given the Rating Agencies prior written notice of such transaction and, if such Person is not an Affiliate of WPCo or APCo, the Rating Agency Condition shall be satisfied.

When any Person (or more than one Person) (x) acquires the properties and assets of a Servicer in the State of West Virginia substantially as a whole and becomes the Jurisdictional Successor to such Servicer, or (y) otherwise becomes the successor to such Servicer in accordance with the terms of this Section 6.03, then in each case upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder.

For purposes hereof, “Jurisdictional Successor” means, with respect to Servicer, a “Successor” (as defined in the Securitization Law) who succeeds to all or substantially all of the electric transmission and distribution business of such Servicer in the State of West Virginia (or, if the transmission and distribution business is split, any Person which provides wire service directly to WPCo Customers (in the case of WPCo Servicer) or APCo Customers (in the case of APCo Servicer)).

Notwithstanding the foregoing, WPCo will be allowed to merge into APCo without satisfying the conditions specified in this Section 6.03 so long as APCo is the entity surviving the merger.

SECTION 6.04. Limitation on Liability of Servicer and Others.

(a) Except as otherwise provided under this Agreement, no Servicer nor any of the directors, officers, employees or agents of any Servicer shall be liable to the Issuer, its managers, Holders, the Indenture Trustee or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect a Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. Each Servicer and any director, officer, employee or agent of such Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

(b) Except as provided in this Agreement, including but not limited to Sections 5.02(d) and (e), no Servicer shall be under any obligation to appear in, prosecute or defend any legal action relating to the CRR Property that is not directly related to one of such Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that such Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of such Servicer but that such Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Customers under this Agreement. Such Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from CRR Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. Such Servicer’s obligations pursuant to this Section 6.04 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that a Servicer may be required initially to advance its own funds in making expenditures pursuant to this paragraph).

SECTION 6.05. Neither WPCo nor APCo to Resign as a Servicer. Subject to the provisions of Section 6.03, neither WPCo nor APCo shall resign from the obligations and duties hereby imposed on it as a Servicer under this Agreement unless WPCo or APCo, as applicable, delivers to the Indenture Trustee, the Commission and each Rating Agency written notice of such resignation and, concurrently therewith or promptly thereafter, an opinion of external counsel to the effect that WPCo’s or APCo’s performance, as applicable, of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of WPCo or APCo, as applicable, in accordance with Section 7.02.

SECTION 6.06. Servicing Compensation.

(a) Servicing Fee

(i) In consideration for its services hereunder and under the APCo Issuer Servicing Agreement, until the Retirement of the WPCo CRR Bonds, the WPCo Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) 0.10% of the aggregate initial principal amount of all Consumer Rate Relief Bonds for so long as WPCo or an Affiliate of WPCo is a Servicer or (ii) if WPCo or any of its Affiliates is not a Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee, provided that any amount in excess of 0.25% of the aggregate initial principal amount of all Consumer Rate Relief Bonds must be approved by the Commission. The Servicing Fee owing shall be calculated based on the initial principal amount of the Consumer Rate Relief Bonds and shall be paid semi-annually with half of the Servicing Fee being paid on each Payment Date.

(ii) In consideration for its services hereunder and under the APCo Issuer Servicing Agreement, until the Retirement of the WPCo CRR Bonds, the APCo Servicer shall receive a servicing fee pursuant to the terms of the APCo Issuer Servicing Agreement.

(iii) Notwithstanding the foregoing, if the “Retirement of the APCo CRR Bonds” occurs under, and as defined in, the APCo Indenture, prior to the Retirement of the WPCo CRR Bonds, the Servicing Fee shall thereafter be payable to the Servicers as follows:

(A) for so long as WPCo or an Affiliate of WPCo is a Servicer, to WPCo Servicer, an amount equal to (x) 0.10% multiplied by (y) the aggregate initial principal amount of all Consumer Rate Relief Bonds multiplied by (z) the WPCo Proportion;

(B) for so long as WPCo or an Affiliate of WPCo is a Servicer to APCo Servicer, an amount equal to (x) 0.10% multiplied by (y) the aggregate initial principal amount of all Consumer Rate Relief Bonds multiplied by (z) the APCo Proportion; and

(C) if WPCo, APCo or any of their respective Affiliates is not a Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee, acting at the direction of a majority of the Holders, provided that any amount in excess of 0.25% of the aggregate initial principal amount of all Consumer Rate Relief Bonds must be approved by the Commission.

(iv) Each Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on CRR Charge Payments received by such Servicer and invested by such Servicer during each Collection Period prior to remittance to the Joint Collection Account and (ii) all late payment charges, if any, collected from Customers to the extent consistent with such Servicer’s Tariff and, if applicable, allocated to such Servicer pursuant to the terms of the Intercreditor Agreements; provided, however, that if such Servicer has failed to remit its Daily Remittance to the Joint Collection Account on the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three (3) occasions during the period that the Consumer Rate Relief Bonds are outstanding, then thereafter such Servicer will be required to pay to the Joint Collection Account interest on each Daily Remittance of such Servicer accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made.

(v) Each Servicer shall also be entitled to be reimbursed by the Issuer for filing fees and fees and expenses for printing, attorneys, accountants or other professional services retained by, and other incremental out-of-pocket third-party costs of, the Issuer and paid for by the Servicer (or procured by such Servicer on behalf of the Issuer and paid for by such Servicer) to meet the Issuer’s obligations under the Basic Documents (with respect to each Servicer, “Reimbursable Servicing Expense”).

(b) The Servicing Fee set forth in Section 6.06(a) shall be paid to the WPCo Servicer (or the Servicers, in the case of Section 6.06(a)(iii)) by the Indenture Trustee semi-annually, with half of the Servicing Fee being paid on each Payment Date (which amount will be pro-rated for the first and final Payment Date) in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Payment Account to an account designated by the WPCo Servicer (or to the accounts designated by each of the Servicers, in the case of Section 6.06(a)(iii)). Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c) Other than Reimbursable Servicing Expenses and except as otherwise expressly provided elsewhere in this Agreement, each Servicer shall be required to pay from its own account expenses incurred by such Servicer in connection with its activities hereunder (including any fees to and disbursements by its accountants, counsel, or any other Person, any taxes imposed on such Servicer and any expenses incurred in connection with reports to Holders, but excluding any costs and expenses incurred by WPCo in its capacity as Administrator) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

(d) The foregoing Servicing Fee, together with the “Servicing Fee” under, and as defined in, the APCo Issuer Servicing Agreement, constitutes a fair and reasonable compensation for the obligations to be performed by the Servicers. The Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

SECTION 6.07. Compliance with Applicable Law. Each Servicer covenants and agrees, in servicing the CRR Property, to comply in all material respects with all laws applicable to, and binding upon, such Servicer and relating to the CRR Property the noncompliance with which would have a material adverse effect on the value of the CRR Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on such Servicer for noncompliance with any Requirement of Law that such Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer, and that if such Servicer advances such payments to the Rating Agencies, such advancements shall constitute Reimbursable Servicer Expenses and the Issuer shall reimburse such Servicer for any such advances.

SECTION 6.08. Access to Certain Records and Information Regarding CRR Property. Each Servicer shall provide to the Indenture Trustee access to the CRR Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the applicable offices of such Servicer. Nothing in this Section 6.08 shall affect the obligation of such Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of such Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09. Appointments. Each Servicer may at any time appoint any Person as a subservicer or agent to perform all or any portion of its obligations as a Servicer hereunder, including a collection agent pursuant to any Intercreditor Agreement; provided, however, that, unless such Person is an Affiliate of WPCo or APCo, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that such Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the CRR Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if such Servicer were servicing and administering the CRR Property without the use of a subservicer or agent. The fees and expenses of any such Person shall be as agreed between such Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10. No Servicer Advances. No Servicer shall make any advances of interest on or principal of the Consumer Rate Relief Bonds.

SECTION 6.11. Remittances.

(a) On each Servicer Business Day, commencing [•]1 days after the Closing Date, each Servicer shall remit to the Joint Collection Account the total CRR Charge Payments estimated to have been received by such Servicer from or on behalf of WPCo Customers (in the case of WPCo Servicer) or APCo Customers (in the case of APCo Servicer) on such Servicer Business Day in respect of all CRR Charges previously billed by such Servicer (the “Daily Remittance”), which Daily Remittance shall be calculated according to the procedures set forth in Annex I hereto and shall be remitted as soon as reasonably practicable to the Joint Collection Account but in no event later than the second Servicer Business Day after such payments are estimated to have been received. Prior to each remittance to the Joint Collection Account pursuant to this Section 6.11, the Servicers shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted) [substantially in the form of Exhibit E]2, which notice and the equivalent notice required to be delivered by the Servicers under Section 6.11(a) of the APCo Servicing Agreement may be given in a single notice. Each Servicer shall also, promptly upon receipt, remit to the Joint Collection Account any other proceeds of the CRR Bond Collateral which it may receive from time to time. On each WPCo Transfer Date or,

[1]	Note to Form: To be updated with initial Weighted Average Days Outstanding.
[2]	Note to Form: To be included if required by the Indenture Trustee.

to the extent funds are available, upon any Ongoing Financing Costs becoming due and payable, the Servicers shall, or shall cause the Control Agent to, in accordance with the CRR Property Intercreditor Agreement, transfer the applicable WPCo Transfer Amount as of such WPCo Transfer Date from the Joint Collection Account to the General Subaccount of the Payment Account established under the Indenture. Unless otherwise agreed upon between the Servicers and the Indenture Trustee, such transfers from the Joint Collection Account to the General Subaccount of the Payment Account shall occur on a daily basis; provided, however, that the Servicers shall not be permitted to transfer any WPCo Transfer Amount to the Payment Account unless a similar APCo Transfer Amount is transferred to the Payment Account for the APCo CRR Bonds at the same time and using the same calculation methodology outlined herein. Each Servicer shall cooperate with the other Servicer in respect of, and shall take all actions reasonably necessary to implement, the transfers contemplated by Section 2(h) of the Intercreditor Agreement.

(b) Each Servicer agrees and acknowledges that it holds all CRR Charge Payments collected by it and any other proceeds for the CRR Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicers in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except (i) for late fees allocated to a Servicer, in its capacity as a Servicer hereunder, pursuant to the Intercreditor Agreements, (ii) as set forth in clause (c) below and (iii) as permitted by Section 6.06. Each Servicer further agrees not to make any claim to reduce its obligation to remit all CRR Charge Payments collected by such Servicer in accordance with this Agreement except (i) for late fees allocated to such Servicer, in its capacity as a Servicer hereunder, and pursuant to the Intercreditor Agreements, (i) as set forth in clause (c) below and (iii) as permitted by Section 6.06.

(c) On or before the twenty-fifth calendar day of each calendar month (or, if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day) commencing with [month], 20[•], each Servicer shall, in the Monthly Servicers’ Certificate, calculate the amount of any Remittance Shortfall or Excess Remittance with respect to such Servicer for the Collection Period corresponding to the immediately preceding calendar month, and (A) if a Remittance Shortfall exists, the applicable Servicer shall make a supplemental remittance, in the amount of the Remittance Shortfall, to the Joint Collection Account within five (5) Servicer Business Days after the delivery of the applicable Monthly Servicers’ Certificate, or (B) if an Excess Remittance exists, the applicable Servicer shall be entitled either (i) to reduce the amount of each Daily Remittance which such Servicer subsequently remits to the Joint Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, with the amount of such reduction becoming the property of such Servicer or (ii) so long as such withdrawal would not cause the amounts on deposit in the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest on the Consumer Rate Relief Bonds or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date, to be paid immediately from the Payment Account’s Excess Funds Subaccount an amount equal to such Servicer’s Excess Remittance multiplied by the Issuer’s percentage interest in the Joint Collection Account as of the date of the applicable Monthly Servicer’s Certificate, calculated in accordance with the definition of WPCo Transfer Amount, with such payment becoming the property of such Servicer.

If there is a Remittance Shortfall with respect to a Servicer, the amount which such Servicer remits to the Joint Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from such Servicer’s own funds.

(d) Unless otherwise directed to do so by the Issuer, the Servicers shall be responsible for selecting Eligible Investments in which the funds in the Joint Collection Account and each Payment Account shall be invested pursuant to the CRR Property Intercreditor Agreement and Section 8.03 of the Indenture, respectively.

SECTION 6.12. Maintenance of Operations. Subject to Section 6.03, each of WPCo and APCo agrees to use commercially reasonable efforts to continue, unless prevented by circumstances beyond its control, to operate its electric transmission and distribution system to provide service to WPCo Customers or APCo Customers, respectively (or, if transmission and distribution are split, to provide wire service directly to WPCo Customers or APCo Customers, as applicable), so long as such Servicer is acting as a Servicer under this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01. Servicer Default. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by either Servicer to remit to the Joint Collection Account or the Payment Account, as applicable, on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Servicer Business Days after the earlier of the date on which (i) written notice of such failure is received by either Servicer from the Issuer or the Indenture Trustee or (ii) such failure is actually known by a Responsible Officer of a Servicer; or

(b) any failure on the part of the Servicers to duly observe or to perform in any material respect any covenants or agreements of the Servicers set forth in this Agreement (other than as provided in clause (a) or (c) of this Section 7.01) or any other Basic Document to which a Servicer is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the earlier of the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to a Servicer by the Issuer (with a copy to the Indenture Trustee) or to a Servicer by the Indenture Trustee or (B) such failure is actually known by a Responsible Officer of a Servicer; or

(c) any failure in any material respect by either Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) Servicer Business Days; or

(d) any representation or warranty made by a Servicer in this Agreement or any other Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the earlier of the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to a Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is actually known by a Responsible Officer of a Servicer; or

(e) an Insolvency Event occurs with respect to a Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, acting under the Indenture, may (if it is actually known by a Responsible Officer of the Indenture Trustee), or shall (upon the written instruction of the Joint Majority Holders), subject to the terms of the Intercreditor Agreements, by notice then given in writing to the Servicers (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations of the Servicers under this Agreement (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicers until a successor Servicer is appointed). The appointment of any successor Servicer shall be subject to the terms and provisions of the Intercreditor Agreements. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Securitization Law (or any of their representatives) shall be entitled to (i) apply to the Commission or a court of appropriate jurisdiction for an order for sequestration and payment of revenues arising with respect to the CRR Property, (ii) foreclose on or otherwise enforce the lien and security interests in any CRR Property and (iii) apply to the Commission for an order that amounts arising from the CRR Charges be transferred to a separate account for the benefit of the Secured Parties, in accordance with the Securitization Law. On or after the receipt by the Servicers of a Termination Notice, all authority and power of the Servicers under this Agreement, whether with respect to the Consumer Rate Relief Bonds, the CRR Property, the CRR Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicers, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the CRR Property Records and related documents, or otherwise. The predecessor Servicers shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicers under this Agreement, including the transfer to the successor Servicer for administration by it of all CRR Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the CRR Property or the CRR Charges. As soon as practicable after receipt by the Servicers of such Termination Notice, the Servicers shall deliver the CRR Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the CRR Property Records to the successor Servicer and amending this Agreement and any Intercreditor Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicers upon presentation of reasonable documentation of such costs and expenses. Termination of WPCo as a Servicer shall not terminate WPCo’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as a Servicer hereunder).

SECTION 7.02. Appointment of Successor.

(a) Upon the Servicers’ receipt of a Termination Notice pursuant to Section 7.01 or a Servicer’s resignation or removal in accordance with the terms of this Agreement, each predecessor Servicer shall continue to perform its functions as a Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee and Reimbursable Servicer Expenses, until a successor Servicer shall have assumed in writing the obligations of such Servicer hereunder as described below. In the event of such Servicer’s removal or resignation hereunder, the Indenture Trustee shall, upon the written direction of the Joint Majority Holders, appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee (acting at the written direction of the Joint Majority Holders) and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If within thirty (30) days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may, or, upon the written direction of the Joint Majority Holders, shall, in each case petition the Commission or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. Except as permitted by Section 6.03, a Person shall qualify as a successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of a Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement and (iv) such Person is approved as a successor Servicer under each Intercreditor Agreement (if any). In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Payment Account as provided in Section 8.02 of the Indenture.

(b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter placed on the predecessor Servicer and shall be entitled to the Servicing Fee and reimbursement of Reimbursable Servicer Expenses and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03. Waiver of Past Defaults. The Indenture Trustee, acting at the written direction of the Joint Majority Holders, may waive in writing any default by a Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Joint Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Promptly after the execution of any such waiver, the Servicers shall furnish copies of such waiver to each of the Rating Agencies.

SECTION 7.04. Notice of Servicer Default. The Servicers shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, promptly after a Servicer Responsible Officer having obtained actual knowledge thereof, but in no event later than five (5) Servicer Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05. Cooperation with Successor. Each predecessor Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder. All reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred by a predecessor Servicer in connection with this Section 7.05 shall be paid by the Issuer or such successor Servicer from CRR Charge Collections available under the Indenture, following presentation of reasonable documentation of such costs and expenses.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01. Amendment.

(a) This Agreement may be amended from time to time (without the consent of the Indenture Trustee or any of the Holders) by a written amendment duly executed and delivered by each of the Servicers and the Issuer with ten (10) Business Days’ prior written notice given to the Rating Agencies and, if the contemplated amendment may in the judgment of the Servicers increase Ongoing Financing Costs, the consent or deemed consent of the Commission pursuant to Section 8.02, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate from Servicers stating that the execution of such amendment shall not adversely affect in any material respect the interests of any Holder; or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b) In addition, this Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Servicers and the Issuer with (i) the satisfaction of the Rating Agency Condition and, (ii) if the contemplated amendment may in the judgment of the Servicers increase Ongoing Financing Costs, the consent of the Commission pursuant to Section 8.02; provided that any such amendment may not adversely affect the interest of any Holder in any material respect, as evidenced by an Officer’s Certificate of the Servicers delivered to the Issuer and the Indenture Trustee, without the consent of the Joint Majority Holders. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(c) Prior to executing, or consenting to, any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to request and conclusively rely upon an Officer’s Certificate or Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets), upon a certificate or opinion of, or representations by, an officer or officers of the Servicers or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into or consent to, as applicable, any such amendment which affects such Person’s own rights, duties, liabilities, indemnities or immunities under this Agreement or otherwise.

(d) Notwithstanding Section 8.01(a) through (d), or anything to the contrary in this Agreement, the Servicers and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating Estimated CRR Charge Collections as a result of changes to the Servicer’s current computerized customer information system, including changes which would replace the remittances contemplated by the estimation procedures set forth in Annex I with remittances of CRR Charge Collections determined to have been actually received, or to address the manner of presenting CRR Charges on the Bills of Customers; provided that any such amendment shall not, as evidenced by an Officer’s Certificate of the Servicers delivered to the Issuer and the Indenture Trustee, have a material adverse effect on the Holders of then Outstanding Consumer Rate Relief Bonds.

SECTION 8.02. Commission Condition. Notwithstanding anything to the contrary in Section 8.01, no amendment or modification of this Agreement that would result in an increase to Ongoing Financing Costs shall be effective unless the process set forth in this Section 8.02 has been followed.

(a) At least thirty-one (31) days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 8.01 (except that the consent of the Indenture Trustee shall subject to the written consent of Joint Majority Holders in connection with such amendment or modification), the Servicers shall have delivered to the Commission’s executive secretary and general counsel written notification of any proposed amendment or modification, which notification shall contain:

(i) a reference to Case No. [•];

(ii) an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

(iii) a statement identifying the person to whom the Commission or its authorized representative is to address any response to the proposed amendment or modification or to request additional time.

(b) The Commission or its authorized representative shall, within thirty (30) days after receiving the notification complying with Section 8.02(a), either:

(i) provide notice of its determination that the proposed amendment or modification will not under any circumstances have the effect of increasing the Ongoing Financing Costs,

(ii) provide notice of its consent or lack of consent to the person specified in Section 8.02(a)(iii), or

(iii) be conclusively deemed to have consented to the proposed amendment or modification;

unless, within thirty (30) days of receiving the notification complying with Section 8.02(a), the Commission or its authorized representative delivers to the office of the person specified in Section 8.02(a)(iii) a written statement requesting an additional amount of time not to exceed thirty (30) days in which to consider whether to consent to the proposed amendment or modification. If the Commission or its authorized representative requests an extension of time in the manner set forth in the preceding sentence, then the Commission shall either provide notice of its consent or lack of consent or notice of its determination that the proposed amendment or modification will not under any circumstances increase Ongoing Financing Costs to the person specified in Section 8.02(a)(iii) no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the Commission shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the first day after the expiration of the thirty (30) day period, provided for in this Section 8.02(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.

(c) Following the delivery of a notice to the Commission by the Servicers under Section 8.02(a), the Servicers and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any notification of a proposed amendment or modification. Such withdrawal shall be evidenced by the prompt written notice thereof by the Servicers to the Commission, the Issuer and the Indenture Trustee.

(d) For the purpose of this Section 8.02, an “authorized representative” of the Commission means any person authorized to act on behalf of the Commission.

(e) In no event shall the Indenture Trustee be responsible or liable for determining if an amendment or modification of this Agreement would result in an Ongoing Financing Cost, nor shall the Indenture Trustee be charged with monitoring or satisfying the requirements of this Section 8.02.

SECTION 8.03. Maintenance of Accounts and Records.

(a) Each Servicer shall maintain accounts and records as to the CRR Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between CRR Charge Payments received by such Servicer and CRR Charge Collections from time to time deposited in the Joint Collection Account and the Payment Account.

(b) Each Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to such Servicer and to the extent it does not unreasonably interfere with such Servicer’s normal operations, to inspect, audit and make copies of and abstracts from such Servicer’s records regarding the CRR Property and the CRR Charges. Nothing in this Section 8.03(b) shall affect the obligation of each Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of such Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.03(b).

SECTION 8.04. Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to each Servicer, the Issuer, the Indenture Trustee, the Commission or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed, sent by email or other form of electronic transmission:

(a) in the case of the WPCo Servicer, to Wheeling Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Email: Treasury_Operations_AEP@aep.com;

(b) in the case of the APCo Servicer, to Appalachian Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Email: Treasury_Operations_AEP@aep.com;

(c) in the case of the Issuer, to Wheeling Consumer Rate Relief Funding LLC at 201 Jacob Street, Wheeling, West Virginia 26003, Attention: Managers, Telephone: (614) 716-1523, Email: Treasury_Operations_AEP@aep.com;

(d) in the case of the Indenture Trustee or a Responsible Officer of the Indenture Trustee, to the Corporate Trust Office;

(e) in the case of the Commission, to the Public Service Commission of West Virginia, [201 Brooks Street, Charleston, West Virginia, 25301, Attention: Executive Secretary, Telephone: 1-800-344-5113, Facsimile: (304) 340-0325];

(f) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email), and solely for the purposes of Rating Agency Condition communications: abscormonitoring@moodys.com;

(g) in the case of S&P, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email); or

(h) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.05. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of a Servicer, this Agreement may not be assigned by any Servicer.

SECTION 8.06. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicers and the Issuer and, to the extent provided herein or in the other Basic Documents, the Indenture Trustee (on behalf of itself and the Secured Parties), and the other Persons expressly referred to herein as having rights hereunder, and the foregoing beneficiaries shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the CRR Property or CRR Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order or pursuant to this Agreement may be asserted or exercised only by the Commission (or by its counsel in the name of the Commission) for the benefit of such Customer.

SECTION 8.07. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.08. Separate Counterparts; Electronic Signatures. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party hereto agrees that this Agreement may be electronically signed, that any digital or electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement may be made by facsimile, email or other electronic transmission.

SECTION 8.09. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.11. Assignment to Indenture Trustee. (a) Each Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.12. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, but subject to a court’s rights to order the sequestration and payment of CRR Charge Collections pursuant to Section 24-2-4h(m)(1) of the Securitization Law, no Servicer shall, prior to the date that is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 8.13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 8.14. Rule 17g-5 Compliance. The Servicers agree that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicers to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Consumer Rate Relief Bonds or undertaking credit rating surveillance of the Consumer Rate Relief Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicers on the 17g-5 Website.

SECTION 8.15. Indenture Trustee Actions. In acting hereunder, the Indenture Trustee shall have the rights, privileges, protections, indemnities and immunities granted to it under the Indenture.

SECTION 8.16. Termination. This Agreement shall terminate when the Retirement of the Consumer Rate Relief Bonds occurs and all related Financing Costs have been paid in full, unless terminated earlier pursuant to the terms of this Agreement.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WHEELING CONSUMER RATE RELIEF FUNDING LLC, as Issuer

By:
Name:
Title:

WHEELING POWER COMPANY, as a Servicer

By:
Name:
Title:

APPALACHIAN POWER COMPANY, as a Servicer

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Signature Page to

CRR Property Servicing Agreement

EXHIBIT A

MONTHLY SERVICERS’ CERTIFICATE

(See Attached.)

EXHIBIT A

1

Remittance Dates

Monthly Servicers’ Certificate

(to be delivered each month pursuant to Section 3.01(b)(i) of the Servicing Agreement)

WHEELING CONSUMER RATE RELIEF FUNDING LLC

Wheeling Power Company and Appalachian Power Company, as Servicers

Pursuant to the CRR Property Servicing Agreement dated as of [•] (the “Servicing Agreement”) between Wheeling Power Company (“WPCo”) and Appalachian Power Company (“APCo”), as servicers (the “Servicers”), and Wheeling Consumer Rate Relief Funding LLC, as issuer thereunder, each Servicer does hereby certify as follows:

I.	APCo as Servicer:[3]

Collection Period:

Remittance Dates:

CRR Rate Class	a. CRR Charges in Effect	b. Billed CRR Charges	c. Estimated CRR Charge Collections Received
Total

Collection Period:

CRR Rate Class	d. Estimated CRR Charge Collections Received Total	e. Actual CRR Charge Collections Received	f. Remittance Shortfall for immediately prior Collection Period	g. Excess Remittance for immediately prior Collection Period
Total

h Daily remittances previously made by APCo as Servicer to the Joint Collection Account in respect of this Collection Period (c):	$
i. The amount to be remitted by APCo as Servicer to the Joint Collection Account for this Collection Period is (c + f - g):	$
j. If (i > h), (i - h) equals net amount due from APCo as Servicer to the Joint Collection Account:	$
k. If (h > i), (h - i) equals net amount due to APCo as Servicer from the Joint Collection Account:	$

[3]	Note to Form: To only cover amounts for bonds issued by Wheeling Consumer Rate Relief Funding LLC.

EXHIBIT A

2

II.	WPCo as Servicer:[4]

Collection Period:

Remittance Dates:

CRR Rate Class	a. CRR Charges in Effect	b. Billed CRR Charges	c. Estimated CRR Charge Collections Received

Total

Collection Period:

CRR Rate Class	d. Estimated CRR Charge Collections Received Total	e. Actual CRR Charge Collections Received	f. Remittance Shortfall for immediately prior Collection Period	g. Excess Remittance for immediately prior Collection Period
Total

h. Daily remittances previously made by WPCo as Servicer to the Joint Collection Account in respect of this Collection Period (c):	$
i. The amount to be remitted by WPCo as Servicer to the Joint Collection Account for this Collection Period is (c + f - g):	$
j. If (i > h), (i - h) equals net amount due from WPCo as Servicer to the Joint Collection Account:	$
k. If (h > i), (h - i) equals net amount due to WPCo as Servicer from the Joint Collection Account:	$

Capitalized terms used herein have their respective meanings set forth in the Servicing Agreement (including by incorporation by reference therein).

In WITNESS HEREOF, the undersigned have duly executed and delivered this Monthly Servicers’ Certificate on the ____ day of _______________, 20___.

APPALACHIAN POWER COMPANY, as a Servicer	WHEELING POWER COMPANY, as a Servicer

Name:	Name:
Title:	Title:

[4]	Note to Form: To only cover amounts for bonds issued by Wheeling Consumer Rate Relief Funding LLC.

EXHIBIT A

3

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICERS’ CERTIFICATE

Pursuant to Section 4.01(c)(ii) of the CRR Property Servicing Agreement dated as of [•] (the “Servicing Agreement”) between Appalachian Power Company (“APCo”) and Wheeling Power Company (“WPCo”), as servicers (the “Servicers”), and Wheeling Consumer Rate Relief Funding LLC, as issuer thereunder (“Issuer”), the Servicers do hereby certify for the ________, 20__ Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used herein have their respective meanings as set forth in the Servicing Agreement (including by incorporation by reference therein). As used herein, “WPCo Bonds” means the Series 2026-A Senior Secured Consumer Rate Relief Bonds issued by the Issuer on [•]. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods:     ____ to ______

Payment Date:         _____________

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

	Total / Joint[5]		WPCo Bonds[6]
i. Starting Joint Collection Account Balance		$0
ii. Remittances from APCo for the ___ Collection Period	$	_________	$	_________
iii. Remittances from APCo for the ___ Collection Period	$	_________	$	_________
iv. Remittances from APCo for the ___ Collection Period	$	_________	$	_________
v. Remittances from APCo for the ___ Collection Period	$	_________	$	_________
vi. Remittances from APCo for the ___ Collection Period	$	_________	$	_________
vii. Remittances from APCo for the ___ Collection Period	$	_________	$	_________
viii. Total Remittances from APCo for the Collection Periods	$	_________	$	_________
ix. Remittances from WPCo for the ___ Collection Period	$	_________	$	_________
x. Remittances from WPCo for the ___ Collection Period	$	_________	$	_________
xi. Remittances from WPCo for the ___ Collection Period	$	_________	$	_________
xii. Remittances from WPCo for the ___ Collection Period	$	_________	$	_________
xiii. Remittances from WPCo for the ___ Collection Period	$	_________	$	_________
xiv. Remittances from WPCo for the ___ Collection Period	$	_________	$	_________
xv. Total Remittances from WPCo for the Collection Periods	$	_________	$	_________
xvi. Investment Earnings on Joint Collection Account	$	_________	$	_________
xvii. Total amounts (if any) transferred from Payment Accounts to Joint Collection Account during the Collection Periods	$	_________	$	_________

[5]	Includes amounts in respect WPCo Bonds as well as the Series 2026-A Senior Secured Consumer Rate Relief Bonds issued by Wheeling Consumer Rate Relief LLC on [•].
[6]	Only includes the portion allocated to the WPCo Bonds.

EXHIBIT B

1

	Total / Joint[5]			WPCo Bonds[6]
xviii. Total amounts transferred from Joint Collection Account to Payment Accounts during the Collection Periods (expressed as negative amount)	($	_________	)	($	_________	)
xix. Payments made directly from Joint Collection Account during the Collection Periods (expressed as negative amount)	($	_________	)	($	_________	)
xx. Joint Collection Account Balance after all payments and after all transfers to Payment Accounts (i plus xvii plus xviii plus xix)		$0			$0
xxi. General Subaccount Balance as of Prior Payment Date				$	_________
xxii. Net transfers to General Subaccount from Joint Collection Account ((xvii plus xviii) multiplied by -1)				$	_________
xxiii. Investment Earnings on Payment Account for the WPCo Bonds
xxiv. Investment Earnings on Capital Subaccount				$	_________
xxv. Investment Earnings on Excess Funds Subaccount				$	_________
xxvi. Investment Earnings on General Subaccount				$	_________
xxvii. Excess Funds Subaccount Balance as of Prior Payment Date				$	_________
xxviii. Capital Subaccount Balance as of Prior Payment Date				$	_________
xxix. Payment Account Balance as of current Payment Date (sum of xxi through xxviii above)				$	_________

2.	Outstanding Amounts of as of Prior Payment Date:

WPCo Bonds
i. Tranche A-1 Outstanding Amount	$__________
ii. Tranche A-2 Outstanding Amount	$__________
iii. Tranche A-3 Outstanding Amount	$__________
iv. Tranche A-4 Outstanding Amount
v. Aggregate Outstanding Amount of all Tranches:	$__________

3.	Required Funding/Payments as of Current Payment Date:

WPCo Bonds

Principal	Principal Due
i. Tranche A-1	$	__________
ii. Tranche A-2	$	__________
iii. Tranche A-3	$	__________
iv. Tranche A-4	$	__________
v. For all Tranches:	$	__________

Interest

WPCo Bonds	Interest Rate	Days in Interest Period[7]	Principal Balance	Interest Due
i. Tranche A-1				$	__________
ii. Tranche A-2				$	__________
iii. Tranche A-3				$	__________
iv. Tranche A-4
v. For all Tranches of WPCo Bonds:				$	__________

Required Capital Level	Required Capital Level	Funding Required
i. Capital Subaccount	$__________	$	__________

[7]	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

EXHIBIT B

2

4.	Allocation of Remittances as of Current Payment Date pursuant to 8.02(e) of Indenture

WPCo Bonds
i. Indenture Trustee and Control Agent Fees, Expenses and Indemnity Amounts[8]	$	_____________
ii. Servicing Fee (including any past-due for prior periods)	$	_____________
iii. Administrative (including any past-due for prior periods)
a. Administration Fee	$	_____________
b. Independent Manager Fee	$	_____________
iv. Operating Expenses	$	_____________
v. Periodic Interest (including any past-due for prior periods)	$	_____________

Breakdown for item v.

Tranche	Aggregate	Per $1,000 of Original Principal Amount
1. Tranche A-1 Interest Payment	$______________________	$______________________
2. Tranche A-2 Interest Payment	$______________________	$______________________
3. Tranche A-3 Interest Payment	$______________________	$______________________
3. Tranche A-4 Interest Payment	$______________________	$______________________
$______________________

vi. Principal due to be paid on Final Maturity Date or as a result of an acceleration upon an Event of Default	$	_____________

Breakdown for item vi.

Tranche	Aggregate	Per $1,000 of Original Principal Amount
1. Tranche A-1 Principal Payment	$__________________	$___________________
2. Tranche A-2 Principal Payment	$__________________	$___________________
3. Tranche A-3 Principal Payment	$__________________	$___________________
3. Tranche A-4 Principal Payment	$__________________	$___________________
$__________________

[8]	Subject to $200,000 cap per annum.

EXHIBIT B

3

WPCo Bonds
vii. Periodic Principal (including any past-due for prior periods)	$	_____________

Breakdown for item vii.

Tranche	Aggregate	Per $1,000 of Original Principal Amount
1. Tranche A-1 Principal Payment	$____________	$_____________
2. Tranche A-2 Principal Payment	$____________	$_____________
3. Tranche A-3 Principal Payment	$____________	$_____________
3. Tranche A-4 Principal Payment	$____________	$_____________
$____________

viii. Other unpaid amounts owed to the Indenture Trustee and Control Agent but unpaid due to cap	$	_____________
ix. Other unpaid Operating Expenses	$	_____________
x. Funding of Capital Subaccount (to Required Capital Level)	$	_____________
xi. Permitted Return to APCo	$	_____________
xii. Deposit to Excess Funds Subaccount	$	_____________
xiii. Released to Issuer upon Retirement of all Consumer Rate Relief Bonds	$	_____________
xiv. Aggregate Remittances as of Current Payment Date	$	_____________

5.	Subaccount Withdrawals as of Current Payment Date (if applicable) pursuant to Section 8.02(f) of Indenture:

i. Excess Funds Subaccount Withdrawals	$	_____________
ii. Capital Subaccount Withdrawals	$	_____________
iii. Total Subaccount Withdrawals	$	_____________

6.	Outstanding Amount and Payment Account Balances as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i. Tranche A-1	$	_____________
ii. Tranche A-2	$	_____________
iii. Tranche A-3	$	_____________
iv. Tranche A-4	$	_____________
v. Aggregate Outstanding Amount of all Tranches	$	_____________
vi. Excess Funds Subaccount Balance	$	_____________
vii. Capital Subaccount Balance	$	_____________
viii. Aggregate Payment Account Balance	$	_____________

EXHIBIT B

4

7.	Shortfalls in Interest and Principal Payments as of Current Payment Date

WPCo Bonds
i. Periodic Interest
Tranche A-1 Interest Payment	$	_____________
Tranche A-2 Interest Payment	$	_____________
Tranche A-3 Interest Payment	$	_____________
Tranche A-4 Interest Payment	$	_____________
Total Periodic Interest Shortfall	$	_____________
ii. Periodic Principal
Tranche A-1 Principal Payment	$	_____________
Tranche A-2 Principal Payment	$	_____________
Tranche A-3 Principal Payment	$	_____________
Tranche A-4 Principal Payment	$	_____________
Total Principal Payment Shortfall	$	_____________

8.	Shortfalls in Payment of Permitted Return as of Current Payment Date

i. Permitted Return Shortfall	$_____________

9.	Shortfalls in Required Capital Levels as of Current Payment Date

i. Required Capital Level Shortfall	$_____________

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicers’ Certificate this __ day of __________.

APPALACHIAN POWER COMPANY, as a Servicer	WHEELING POWER COMPANY, as a Servicer

Name:	Name:
Title:	Title:

EXHIBIT B

5

EXHIBIT C-1

REGULATION AB SERVICER’S CERTIFICATE

(APCO SERVICER)9

The undersigned hereby certifies that he or she is the duly elected and acting ~~[~~__________~~]~~ of APPALACHIAN POWER COMPANY, as a servicer (the “APCo Servicer”), under (A) the CRR Property Servicing Agreement dated as of [•], 20[•] between the APCo Servicer and Wheeling Power Company (the “WPCo Servicer” and together with the APCo Servicer, the “Servicers”), as servicers, and Appalachian Consumer Rate Relief Funding II LLC, as issuer, and (B) the CRR Property Servicing Agreement dated as of [•], 20[•] between the Servicers and Wheeling Consumer Rate Relief Funding LLC, as issuer.

The undersigned hereby further certify that:

1. For each bond issuance, the undersigned is responsible for assessing the APCo Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the corresponding Sponsor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

[9]

Note to Form: Reported on a platform level for the same asset type per Instruction 1 to Item 1122 of Regulation AB and thus covers both the issuance of bonds by Appalachian Consumer Rate Relief Funding II LLC and the issuance of bonds by Wheeling Consumer Rate Relief Funding LLC.

EXHIBIT C-1

1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; documents do not require a fidelity bond or errors and omissions policy.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable, but no current assessment required; no advances by such Servicer are permitted under the transaction agreements, except for payments of certain indemnities.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since transaction accounts are maintained by the Securities Intermediary and in the name of the Indenture Trustee.

EXHIBIT C-1

2

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Securities Intermediary.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by such Servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by Indenture Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to such Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

EXHIBIT C-1

3

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of CRR Property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to such Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Applicable; assessment below.

1122(d)(4)(v)	Such Servicer’s records regarding the pool assets agree with such Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (CRR Charge) is not an interest bearing instrument.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by the Financing Order and Commission regulations.

EXHIBIT C-1

4

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period any pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; CRR Charges are not interest bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Not applicable.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; such Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; such Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

EXHIBIT C-1

5

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; such Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3. To the best of the undersigned’s knowledge, based on such review, the APCo Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the corresponding Sponsor’s annual report on Form 10-K. ~~[~~If not true, include description of any material instance of noncompliance.~~]~~

4. A registered public accounting firm has issued an attestation report on the undersigned’s assessment of compliance with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the corresponding Sponsor’s annual report on Form 10-K.

Executed as of this ______________ day of _________________, ____.

APPALACHIAN POWER COMPANY

By:
Name: Title:

EXHIBIT C-1

6

EXHIBIT C-2

REGULATION AB SERVICER’S CERTIFICATE

(WPCO SERVICER)10

The undersigned hereby certifies that he or she is the duly elected and acting ~~[~~__________~~]~~ of WHEELING POWER COMPANY, as a servicer (the “WPCo Servicer”), under (A) the CRR Property Servicing Agreement dated as of [•], 20[•] between the WPCo Servicer and Appalachian Power Company (the “APCo Servicer” and together with the WPCo Servicer, the “Servicers”), as servicers, and Appalachian Consumer Rate Relief Funding II LLC, as issuer, and (B) the CRR Property Servicing Agreement dated as of [•], 20[•] between the Servicers and Wheeling Consumer Rate Relief Funding LLC, as issuer.

The undersigned hereby further certify that:

1. For each bond issuance, the undersigned is responsible for assessing the WPCo Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the corresponding Sponsor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

[10]

Note to Form: Reported on a platform level for the same asset type per Instruction 1 to Item 1122 of Regulation AB and thus covers both the issuance of bonds by Appalachian Consumer Rate Relief Funding II LLC and the issuance of bonds by Wheeling Consumer Rate Relief Funding LLC.

EXHIBIT C-2

1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; documents do not require a fidelity bond or errors and omissions policy.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable, but no current assessment required; no advances by such Servicer are permitted under the transaction agreements, except for payments of certain indemnities.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since transaction accounts are maintained by the Securities Intermediary and in the name of the Indenture Trustee.

EXHIBIT C-2

2

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Securities Intermediary.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by such Servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by Indenture Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to such Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

EXHIBIT C-2

3

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of CRR Property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to such Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Applicable; assessment below.

1122(d)(4)(v)	Such Servicer’s records regarding the pool assets agree with such Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (CRR Charge) is not an interest bearing instrument.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by the Financing Order and Commission regulations.

EXHIBIT C-2

4

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period any pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; CRR Charges are not interest bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Not applicable.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; such Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; such Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

EXHIBIT C-2

5

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; such Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3. To the best of the undersigned’s knowledge, based on such review, the WPCo Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the corresponding Sponsor’s annual report on Form 10-K. ~~[~~If not true, include description of any material instance of noncompliance.~~]~~

4. A registered public accounting firm has issued an attestation report on the undersigned’s assessment of compliance with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the corresponding Sponsor’s annual report on Form 10-K.

Executed as of this ______________ day of _________________, ____.

WHEELING POWER COMPANY

By:
Name: Title:

EXHIBIT C-2

6

EXHIBIT D-1

FORM OF

CERTIFICATE OF COMPLIANCE

OF APCO SERVICER

The undersigned hereby certifies that he or she is the duly elected and acting ~~[~~__________~~]~~ of APPALACHIAN POWER COMPANY, as a servicer (the “APCo Servicer”), under the CRR Property Servicing Agreement dated as of [•], 20[•] (the “Servicing Agreement”) between the APCo Servicer and Wheeling Power Company, as servicers, and Wheeling Consumer Rate Relief Funding LLC, as issuer, and that.

1. A review of the activities of the APCo Servicer and of its performance under the Servicing Agreement during the twelve months ended ~~[~~________~~]~~, ~~[~~__~~]~~ has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the best of the undersigned’s knowledge, based on such review, the APCo Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended ~~[~~________~~]~~,~~[~~ _____~~]~~, except as set forth on Annex A hereto.

Executed as of this ______________ day of _________________, ____.

APPALACHIAN POWER COMPANY

By:
Name:
Title:

EXHIBIT D-1

1

ANNEX A

TO CERTIFICATE OF COMPLIANCE

OF APCO SERVICER

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended ~~[~~__________~~]~~:

Nature of Default	Status

EXHIBIT D-1

2

EXHIBIT D-2

FORM OF

CERTIFICATE OF COMPLIANCE

OF WPCO SERVICER

The undersigned hereby certifies that he or she is the duly elected and acting ~~[~~__________~~]~~ of WHEELING POWER COMPANY, as a servicer (the “WPCo Servicer”), under the CRR Property Servicing Agreement dated as of [•], 20[•] (the “Servicing Agreement”) between the WPCo Servicer and Appalachian Power Company, as servicers, and Wheeling Consumer Rate Relief Funding LLC, as issuer, and that.

1. A review of the activities of the WPCo Servicer and of its performance under the Servicing Agreement during the twelve months ended ~~[~~________~~]~~, ~~[~~__~~]~~ has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the best of the undersigned’s knowledge, based on such review, the WPCo Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended ~~[~~________~~]~~,~~[~~ _____~~]~~, except as set forth on Annex A hereto.

Executed as of this ______________ day of _________________, ____.

WHEELING POWER COMPANY

By:
Name:
Title:

EXHIBIT D-2

1

ANNEX A

TO CERTIFICATE OF COMPLIANCE

OF WPCO SERVICER

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended ~~[~~__________~~]~~:

Nature of Default	Status

EXHIBIT D-2

2

EXHIBIT E

FORM OF

NOTICE OF REMITTANCE

[To be attached if required by Indenture Trustee.]

EXHIBIT E

1

SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE

(See Attached.)

SCHEDULE 4.01(a)

1

ANNEX I

SERVICING PROCEDURES

The Servicers agree to comply with the following servicing procedures:

SECTION 1. DEFINITIONS.

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the CRR Property Servicing Agreement (the “Agreement”).

(b) Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Applicable MDMA” means with respect to each Customer, the meter data management agent providing meter reading services for that Customer’s account.

“Billed CRR Charges” means, with respect to a Servicer, the amounts of CRR Charges billed by such Servicer.

“Servicer Policies and Practices” means, with respect to the applicable Servicer’s duties under this Annex I, the policies and practices of such Servicer applicable to such duties that such Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

SECTION 2. DATA ACQUISITION.

(a) Installation and Maintenance of Meters. The APCo Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the APCo Servicer to obtain usage measurements for each APCo Customer at least once every Billing Period, absent extraordinary circumstances. The WPCo Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the WPCo Servicer to obtain usage measurements for each WPCo Customer at least once every Billing Period, absent extraordinary circumstances.

(b) Meter Reading. At least once each Billing Period, the applicable Servicer shall obtain usage measurements from the Applicable MDMA for each of such Servicer’s Customers; provided, however, that such Servicer may estimate any such Customer’s usage determined in accordance with applicable Commission Regulations, Tariff terms and conditions of service, and customary practices and procedures.

(c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fees for any cost savings realized by the Servicers as a result of new metering and/or billing technologies.

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SECTION 3. USAGE AND BILL CALCULATION.

Each Servicer shall (a) obtain a calculation of each APCo Customer’s usage (in the case of APCo Servicer) or WPCo Customers’ usage (in the case of WPCo Servicer) (which in each case may be based on data obtained from such Customer’s meter read or on usage estimates) at least once each Billing Period; and (b) shall determine therefrom each such Customer’s individual CRR Charges to be included on Bills issued by it to such Customer for billing such Customer.

SECTION 4. BILLING.

Each Servicer shall implement the CRR Charges as of the Closing Date and shall thereafter bill each APCo Customer (in the case of the APCo Servicer) or WPCo Customer (in the case of the WPCo Servicer) or, with respect to such Servicer’s Customers billed by a Third-Party Collector, the Third-Party Collector, for the respective Customer’s outstanding current and past due CRR Charges accruing through the date on which the CRR Charges may no longer be billed under the Tariff, all in accordance with the following:

(a) Frequency of Bills; Billing Practices. In accordance with such Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, APCo Servicer shall generate and issue a Bill to each APCo Customer, and WPCo Servicer shall generate and issue a bill to each WPCo Customer, or, where a Third-Party Collector is responsible for billing a Servicer’s Customers, to the Third-Party Collector, for such Customers’ CRR Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the applicable Servicer’s own charges to such Customers or Third-Party Collectors, as the case may be. In the event that a Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that such Servicer may not make any modification that will materially adversely affect the Holders.

(b) Format.

(i) Each Bill issued by a Servicer shall contain the charge corresponding to the respective CRR Charges as set forth in the CRR Rate Schedule owed by such Customer for the applicable Billing Period. Additionally each Servicer shall provide its Customers with the annual notice required by Section 4.01(c)(iii)(B) of the Agreement.

(ii) Each Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to its Customers in accordance with the Financing Order, the Tariff, any other tariffs, if applicable, and any Commission Regulations. To the extent that Bill format, structure and text are not prescribed by the Financing Order, the Securitization Law or by applicable Commission Regulations or the Tariff, such Servicer shall, subject to clause (i) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

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(c) Delivery. Each Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by such Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that such Servicer may from time to time use to present its own charges to its customers.

SECTION 5. CUSTOMER SERVICE FUNCTIONS.

Each Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service its Customers with respect to its own charges.

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a) Collection Efforts, Policies, Procedures.

(i) Each Servicer shall use reasonable efforts to collect all Billed CRR Charges from its Customers and Third-Party Collectors as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	Such Servicer shall prepare and deliver overdue notices to its Customers in accordance with applicable Commission Regulations, Tariff provisions and Servicer Policies and Practices.

(B)	Such Servicer shall apply late payment charges to outstanding Customer balances in accordance with the Servicer’s Tariff and as required by the Financing Order.

(C)

In circumstances where such Servicer is billing its Customers directly, such Servicer shall deliver notices of delinquency and possible disconnection in accordance with applicable Commission Regulations and Servicer Policies and Practices.

(D)

Such Servicer shall adhere to and carry out disconnection policies in accordance with the Securitization Law, the Financing Order, applicable Commission Regulations, Tariff provisions and the Servicer Policies and Practices.

(E)

Such Servicer may employ the assistance of collection agents to collect any past-due CRR Charges in accordance with applicable Commission Regulations, Tariff provisions and Servicer Policies and Practices.

(F)

Such Servicer shall apply deposits from its Customers to the payment of delinquent accounts in accordance with applicable Commission Regulations, Tariff provisions and Servicer Policies and Practices and according to the priorities set forth in Section 6(b)(ii), (iii), (iv) and (v) of this Annex I.

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(ii) No Servicer shall waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with such Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, such Servicer is authorized to write off any Billed CRR Charges, in accordance with its Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.

(iii) Each Servicer shall accept payment from its Customers in respect of Billed CRR Charges in such forms and methods and at such times and places as it accepts payment of its own charges.

(b) Payment Processing; Allocation; Priority of Payments.

(i) Each Servicer shall post all payments received by such Servicer in respect of the Billed Charges to the applicable Customer accounts as promptly as practicable, and, in any event, substantially all such payments shall be posted no later than three (3) Business Days after such payments are actually received by such Servicer.

(ii) Subject to clause (iii) below, each Servicer shall apply payments received from a Customer to such Customer’s account in proportion to the total amounts owed by such Customer on the corresponding outstanding Bills.

(iii) So long as any Intercreditor Agreement is in effect, the Servicers shall allocate, or cause to the allocated, amounts owed to the Issuer and to the other recipients of remittances described therein in accordance with the terms of such Intercreditor Agreement. Any amounts collected by a Servicer that represent partial payments of, (A) if any Intercreditor Agreement remains in effect, the portion of the Bill allocable to CRR Charges pursuant to the terms of such Intercreditor Agreement, or (B) otherwise, the total amounts owed by a Customer shall be allocated as follows:

(1)

first to amounts owed to the Issuer, APCo, WPCo and any of their respective Affiliates which is owed “consumer rate relief charges” as defined in Section 24-2-4h(b)(7) of the Securitization Law (excluding any late fees and interest charges), regardless of age, pro rata based on the amount of such charges as a percentage of the total amounts owed by such Customer; and

(2)

second, all late charges shall be allocated to the applicable Servicer; provided that penalty payments owed on late payments of CRR Charges shall be allocated to the applicable Servicer to the extent consistent with the Terms and Conditions of Service included in such Servicer’s Tariff.

If, after the date hereof, the Issuer or any Affiliate issues bonds that are backed by property consisting of charges payable by Customers under West Virginia law to be collected by a Servicer, such Servicer shall allocate, or cause to the allocated, amounts owed to the Issuer and to each other issuer of bonds ratably based upon the total amount of charges on such bill which were billed in respect to each such issue of bonds, all subject to any Intercreditor Agreements then in effect.

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(iv) Each Servicer shall hold all over-payments received by such Servicer for the benefit of the (A) Issuer and (B) APCo (in the case of APCo Servicer) or WPCo (in the case of WPCo Servicer). Each Servicer shall apply such over-payments to future Bill charges in accordance with clauses (ii) and (iii) (as applicable) as such charges become due.

(v) For Customers on a Budget Billing Plan, the applicable Servicer shall treat CRR Charge Payments received from such Customers as if such Customers had been billed for their respective CRR Charges in the absence of the applicable Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clauses (ii) and (iii) (as applicable) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iv).

(c) Accounts; Records.

Each Servicer shall maintain accounts and records as to the CRR Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the CRR Property and the amounts from time to time remitted to the Joint Collection Account in respect of the CRR Property and (ii) to permit the CRR Charge Collections held by such Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of CRR Charge Collections commingled with such Servicer’s funds may be properly identified and traced.

(d) Investment of CRR Charge Payments Received.

Prior to each Daily Remittance, each Servicer may invest CRR Charge Payments received at its own risk and (except as required by applicable Commission Regulations) for its own benefit. So long as such Servicer complies with its obligations under Section 6(c) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of such Servicer.

(e) Calculation of Daily Remittance.

(i) For purposes of calculating the Daily Remittance, (i) all Billed CRR Charges shall be estimated to be collected the same number of days after billing as is equal to the Weighted Average Days Outstanding then in effect (or, if such resulting day is not a Servicer Business Day, on the next Servicer Business Day) and (ii) each Servicer will, on each Servicer Business Day, remit to the Joint Collection Account an amount equal to the product of the Billed CRR Charges applicable to such Servicer multiplied by one hundred percent less the collective system wide charge-off percentage used by the Servicers to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of Estimated CRR Charge Collections of such Servicer for such Servicer Business Day. Pursuant to Section 6.11(c) of the Agreement, the Servicers shall calculate in each Monthly Servicers’ Certificate the amount of Actual CRR Charge Collections for the immediately preceding calendar month as compared to the Estimated CRR Charge Collections forwarded to the Joint Collection Account in respect of such calendar month. The Servicers and the Issuer further acknowledge and agree that the amount of the variances between Actual CRR Charge Collections and Estimated CRR Charge Collections are expected to be small and are not expected to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicers faithfully make all daily remittances based on Weighted Average Days Outstanding, as provided for herein, the Servicers and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.

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(ii) In accordance with Section 4.01(b) of the Agreement, the Servicers shall, in a timely manner so as to perform all required calculations under such Section 4.01(b) of the Agreement, update the Weighted Average Days Outstanding and the collective system-wide charge-off percentage in order to be able to calculate the Periodic Billing Requirement for the next True-Up Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.

(iii) The Servicers and the Issuer acknowledge that, as contemplated in Section 8.01(d) of the Agreement, each Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the such Servicer’s method of calculating its Estimated CRR Charge Collections estimated to have been received by such Servicer during each Collection Period as set forth in this Annex I. Should these changes to such computerized customer information system become functional during the term of the Agreement, the Servicers and the Issuer agree that they shall review the procedures used to calculate the Estimated CRR Charge Collections so estimated to have been received in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that no Servicer may make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than 60 Servicer Business Days after the date on which all applicable Customer accounts are being billed under such new system, the applicable Servicer shall notify the Issuer, the Indenture Trustee and the Rating Agencies of the same.

(iv) All calculations of collections, each update of the Weighted Average Days Outstanding or the collective system-wide charge off percentage and any changes in procedures used to calculate the Estimated CRR Charge Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (ii) above or any change in procedures pursuant to clause (iii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the Closing Date utilizing the initial procedures.

(f) Remittances.

(i) The Issuer shall cause to be established (A) the Joint Collection Account in the name of the Issuer and the WPCo Issuer, jointly, in accordance with the CRR Property Intercreditor Agreement and (B) the Payment Account in the name of the Indenture Trustee in accordance with the Indenture.

(ii) Each Servicer shall make remittances to the Joint Collection Account in accordance with Section 6.11 of the Agreement.

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(iii) In the event of any change of account or change of institution affecting the Joint Collection Account or Payment Account, the Issuer shall provide written notice thereof to the Servicers and the Rating Agencies not later than five (5) Business Days from the effective date of such change.

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ANNEX II

INITIAL FORECASTED LOAD

CRR Revenue Group	Initial Forecasted Load*
Residential	[•] kWh
Commercial	[•] kWh
Industrial	[•] kWh

For the period from [•] through [•].

*	Such initial forecasted load is calculated collectively across both APCo Customers and WPCo Customers. Both the APCo Customers and the WPCo Customers are categorized using the same CRR Revenue Groups.

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